                                                                       Exhibit 1

IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY WHICH ACQUIRED THE SECURITY BEING REPORTED ON BY THE PARENT HOLDING COMPANY.


          American International Group, Inc. -- Subsidiary Information


AIG Retirement Services, Inc.:

          Passive Investor pursuant to Rule 13d-1(c)

           Category Symbol:           OO




SunAmerica Life Insurance Company:

      (c) Insurance Company as defined in Section 3(a)(19) of the Act

           Category Symbol:           IC




                                  Page 9 of 9